SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2004

VOXWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21403	36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On January 5, 2004, Voxware, Inc. (the “Company”) issued a press release announcing that, effective immediately, the Board of Directors has replaced its current President and Chief Executive Officer, Bathsheba J. Malsheen. The Company has named Thomas J. Drury, Jr. as the new President and Chief Executive Officer of the Company.

The Company also announced the resignation of the Company’s Chief Financial Officer, Nicholas Narlis. Allen M. Adler, who previously served as the Company’s Controller, has been named interim Chief Financial Officer. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 5, 2004, announcing the replacement of Bathsheba J. Malsheen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

By:	/s/ ALLEN M. ADLER

Allen M. Adler, Controller and Interim Chief Financial Officer (Principal Financial Officer)

Dated:  January 6, 2004